EXHIBIT 4.1

AMERICAN WATER CAPITAL CORP.

OFFICERS’ CERTIFICATE

DECEMBER 15, 2010

6.00% SENIOR MONTHLY NOTES DUE 2040

PURSUANT TO SECTIONS 102 AND 301 OF THE INDENTURE IDENTIFIED BELOW

The undersigned officers of American Water Capital Corp., a Delaware corporation (the “Company”), acting pursuant to authorization contained in the unanimous written consents, dated November 7, 2008 and December 15, 2010, of the Board of Directors of the Company (the “Board Resolutions”), and Sections 102 and 301 of the Indenture, dated as of December 4, 2009 (the “Indenture”, and unless otherwise defined herein, capitalized terms shall have the meanings ascribed to them therein), between the Company and Wells Fargo Bank, National Association, as Trustee, do hereby certify as follows:

1)	There is hereby established under the Indenture the following series of debt securities of the Company, and the terms of such series (the “Series”) are as follows:

a)	The Series shall be known and designated as the “6.00% Senior Monthly Notes due 2040” of the Company (the “Securities”).

b)	The terms of the Securities are as set forth in Annex A hereto.

c)	The Securities shall be redeemable at the option of the holder as specified and subject to the limitations set forth in Annex A hereto.

d)	The Securities shall be redeemable at the option of the Company as specified and subject to the limitations set forth in Annex A hereto.

e)	The Securities shall not be entitled to the benefits of any sinking fund or analogous provisions.

f)	The Securities shall be subject to defeasance as specified and subject to the limitations set forth in Annex A hereto.

g)	The Securities will be issued in the form of one or more fully registered Global Securities which are exchangeable from time to time for fully registered certificated securities in accordance with the terms of the Indenture.

h)	The Company will not pay additional amounts on the Securities held by a non-U.S. person in respect of taxes or similar charges withheld or deducted;

2)	The undersigned have read the provisions of the Indenture relating to the authentication and delivery of securities thereunder, including Sections 201, 301 and 303 thereof and the definitions relating thereto;

3)	The undersigned have read the Board Resolutions authorizing the issuance of the Securities and the taking of any action by such officers of the Company in connection therewith, and have made such investigation or examination as is necessary, in the opinion of the undersigned, to enable him or her to express an informed opinion as to whether the covenants and conditions precedent to the action to be taken by the Trustee in authenticating and delivering Securities under the Indenture have been complied with;

4)	In the opinion of the undersigned, such covenants and conditions precedent have been complied with; and

5)	The Securities are “Debt” under the Support Agreement, dated June 22, 2000 and amended as of July 26, 2000 between American Water Works Company, Inc. and the Company.

IN WITNESS WHEREOF, we have hereunto signed our names as of the date first written above.

By:	/s/ Ellen C. Wolf
Name: Ellen C. Wolf
Title: President

By:	/s/ William D. Rogers
Name: William D. Rogers
Title: Vice President and Treasurer

ANNEX A

FORM OF REGISTERED GLOBAL NOTE

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

American Water Capital Corp.

CUSIP No. 03040WAH8
ISIN No. US03040WAH88
No R. 1	$30,000,000

American Water Capital Corp., a corporation duly organized and existing under the laws of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Thirty Million Dollars on December 1, 2040, and to pay interest thereon from the date of original issuance or from the most recent Interest Payment Date to which interest has been paid or as duly provided for, monthly in arrears on the first day of each calendar month, commencing February 1, 2011, and on any earlier date of redemption, at the rate of 6.00% per annum, until the principal hereof is paid or made available for payment. Interest on this Security shall be computed assuming a 360-day year consisting of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and any such interest on this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts (i) with respect to any Global Security, by wire transfer of immediately available funds to the accounts specified by the Holder of such Global Security or (ii) with respect to any certificated Security, by wire transfer of immediately available funds to the respective accounts specified by the Holders of such certificated Security or, if no such account is specified, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

AMERICAN WATER CAPITAL CORP.

By
William D. Rogers
Vice President and Treasurer

TRUSTEE’S CERTIFICATION OF AUTHENTICATION

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
As Trustee

By
Authorized Signatory
Dated:

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 4, 2009 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.

The Securities of this series are subject to redemption upon not less than 30 days’ but not more than 60 days’ notice by mail, at any time on or after December 1, 2015, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity are on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

The Redemption Price will be calculated assuming a 360-day year consisting of twelve 30-day months.

If a Change of Control Triggering Event occurs at any time, unless the Company has exercised its right to redeem the Securities of this series, Holders of Securities of this series will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000 in excess thereof) of their Securities of this series pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth herein. In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Securities of this series repurchased plus accrued and unpaid interest, if any, on the Securities of this series repurchased, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to Holders of Securities of this series describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Securities of this series on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required herein and described in the notice. The Company must comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Securities of this series as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Securities of this series, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Securities of this series by virtue of such conflicts.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to (i) accept for payment all Securities of this series or portions of Securities of this series properly tendered pursuant to the Change of Control Offer; (ii) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Securities of this series or portions of Securities of this series properly tendered and (iii) deliver or cause to be delivered to the Trustee the Securities of this series properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities of this series or portions of Securities of this series being purchased.

The paying agent will promptly pay to each holder of Securities of this series properly tendered the purchase price for the Securities of this series, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Security equal in principal amount to any unpurchased portion of any Securities of this series surrendered; provided that each new Security will be in a principal amount of $1,000 or an integral multiple of $1,000 in excess thereof.

The Company will not be required to make an offer to repurchase the Securities of this series upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and that third party purchases all Securities of this series properly tendered and not withdrawn under its offer.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.